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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Affiliated Managers Group, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                  04-32-18510
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

Two International Place, 23rd Floor, Boston, MA            02110
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   (Address of principal executive offices)              (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box.  [X]             check the following box.  [ ]


Securities Act registration statement file number to which this form relates: 333-34679
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Securities to be registered pursuant to Section 12(b) of the Act:


                                                  Name of each exchange on
Title of Class to be so registered         which each class is to be registered
----------------------------------         ------------------------------------

Common Stock, $.01 par value                        New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
                                 --------------
                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     A description of the Common Stock of the Registrant is set forth in the information provided under "Description of Capital Stock" in the Prospectus forming part of the Form S-1 Registration Statement, filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on August 29, 1997 (Registration No. 333-34679), as amended and including all exhibits thereto (the "Registration Statement"), which is incorporated herein by reference for all purposes.

Item 2.  EXHIBITS

     The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered. The following exhibits have been duly filed with the New York Stock Exchange:

     (1)  The Registration Statement.

     (2)  Form of Restated Certificate of Incorporation of Registrant.

     (3)  Form of Amended and Restated By-laws of Registrant.

     (4)  Specimen of Registrant's Common Stock certificate.


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                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                     AFFILIATED MANAGERS GROUP, INC.



                                     By: /s/ Sean M. Healey
                                         ---------------------------------------
                                         Sean M. Healey
                                         Executive Vice President


October 6, 1997